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                                PROMISSORY NOTE
                                ---------------

  $420,767                                                May 23, 1996

     FOR VALUE RECEIVED, the undersigned, 189 Wells Avenue Realty Trust, a Massachusetts nominee trust established under a Declaration of Trust dated August 19, 1992 and recorded with the Middlesex South Registry of Deeds in Book 22332 at page 462, as amended on December 22, 1994 and recorded with said Registry in Book 25078 at page 395, hereby promises to pay to the order of The Registry, Inc., a Massachusetts corporation, upon demand but in any event no later than the closing of the initial public offering of 2,200,000 shares of common stock of The Registry, Inc. pursuant to a Registration Statement on Form S-1 No. 333-3366 originally filed on April 11, 1996, the principal sum of Four Hundred Twenty Thousand Seven Hundred and Sixty Seven Dollars [$420,767] together with interest from the date hereof on the principal sum hereof at a rate of 5.43% per annum, compounded semi-annually, such interest rate to be adjusted on July 1, 1996 and thereafter semi-annually on July 1 and January 1 to equal the applicable federal rate for short-term notes compounded semi-annually in effect on the date of the adjustment. Interest shall be based on a 360-day year and paid for the actual number of days elapsed.

     This Note shall become immediately due and payable, without notice or demand, upon the dissolution, liquidation, termination of existence, business failure, insolvency, appointment of a receiver of any property, common law assignment or trust mortgage for the benefit of creditors, commencement of any kind of insolvency proceedings, or the filing of any proceedings under any bankruptcy or other law relating to the relief of debtors of, by, or against the undersigned.

     The undersigned will pay to the holder of this Note upon demand all legal and other costs and expenses of every kind, including reasonable attorneys' fees and disbursements, relating to the collection and/or enforcement of this Note or of any rights hereunder.

     The undersigned hereby waives presentment, demand, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     This Note shall be deemed a contract under seal and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

                                  189 WELLS AVENUE REALTY TRUST

[Seal]
                                  By:  /s/ Robert E. Foley
                                      ---------------------------------------
                                       Robert E. Foley
                                       as Trustee and not individually